UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 18, 2008

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 27, 2008, Potlatch filed a Form 8-K under Items 2.05 and 9.01, announcing the permanent closure of its Prescott, Arkansas lumber mill due to poor market conditions. The mill is expected to permanently cease operations in May 2008. Approximately 182 employees will be affected.

At the date of the original 8-K filing, the Company was unable in good faith to make a determination of the total amount or range of amounts expected to be incurred in connection with the mill closure, which it has now been able to determine.

The total costs associated with the closure are estimated to range from approximately $19 million to $21 million, before income taxes, of which approximately $17 million will be non-cash costs associated with asset impairment and pension charges. The Company anticipates that approximately $19 million of the costs will be recognized in the first quarter of 2008, with the remainder recognized during the balance of the year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2008

POTLATCH CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd
Corporate Secretary